                                                                    EXHIBIT 3.44

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TRW VEHICLE SAFETY SYSTEMS INC.

         The undersigned, for the purpose of organizing a Corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware
(particularly Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, referred to as the "General Corporation Law of Delaware"), hereby certifies that:

         First: The name of the Corporation is TRW Vehicle Safety Systems Inc.

         Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of
New Castle. The name of its registered agent at that address is The Corporation
Trust Company.

         Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of Delaware.

         Fourth: The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares, all of which are without par value. All such shares are of one class and are Common Stock.

         Fifth: The name and the mailing address of the incorporator is as follows: TRW Automotive Products Inc., 1900 Richmond Road, Cleveland, Ohio
44124.

         Sixth: To the extent permitted by the General Corporation Law of
Delaware, no director of the Corporation shall have any personal liability to the Corporation or to its shareholders for any monetary damages for breach of his fiduciary duty as a director of the Corporation.

         Signed on this 26th day of May 1987.

                                  TRW AUTOMOTIVE PRODUCTS INC.

                                  By: /s/ James C. Diggs
                                      -----------------------------------------
                                                    James C. Diggs
                                                  Assistant Secretary